SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-WATTS WATER TECH INC.
          GAMCO ASSET MANAGEMENT INC.
                      11/21/06           25,600-           41.2874
                      11/21/06           20,000-           41.2742
                      11/21/06            3,000-           41.2500
                      11/21/06              800-           41.2000
                      11/21/06            5,000-           41.3826
                      11/20/06            1,000-           41.6000
                      11/20/06            7,000-           41.4095
                      11/17/06            4,300-           41.2765
                      11/16/06              300-           41.2000
                      11/16/06           10,000-           41.7866
                      11/16/06              500-           41.4500
                      11/16/06              300-           41.2000
                      11/16/06              700-           41.3371
                      11/16/06              300-           41.2300
                      11/16/06              500-           41.2240
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                      11/16/06           20,000-           41.8616
               GABELLI CAPITAL ASSET FUND
                      11/21/06            5,000-           41.1614

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.